UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2006

Arch Coal, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri		63141
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 994-2725

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Board of Directors of Arch Coal, Inc. (the "Company") elected Paul A. Lang as Senior Vice President – Operations. Mr. Lang has led the Company’s western operations as President of Arch Western Resources, LLC since 2005. Mr. Lang joined the Company in 1984, serving as general manager for the Company’s Powder River Basin and southern Wyoming operations from 1998 to 2005.

Prior to his election, Mr. Lang was already party to an employment agreement with the Company. The material terms of the employment agreement have been described by the Company in Item 5.02 of its Current Report on Form 8-K filed on November 16, 2006, which description is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On December 11, 2006, the Company issued a press release announcing the election described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is attached hereto and filed herewith.

Exhibit No. Description

99.1 Press release dated December 11, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.

December 11, 2006	By:	Robert G. Jones

Name: Robert G. Jones
Title: Vice President - Law, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 11, 2006.